UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2018

ANTHERA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05          Costs Associated with Exit or Disposal Activities.

On April 12, 2018, the Board of Directors of Anthera Pharmaceuticals, Inc. (the “Company”) approved and commenced a management and administrative personnel reorganization plan furthering its on-going efforts to effectively align Company resources. In connection with this plan, the Company plans to eliminate non-essential salaried positions, with the majority of these eliminations occurring between April 15 and April 30, 2018.  The Company expects to record exit charges, in the form of termination benefits of approximately $1.2 million in connection therewith.

The Company believes that the aforementioned exit costs currently represent its best estimates of the anticipated charges to be incurred; although there may be additional charges recognized as additional actions are identified and finalized.  As particular actions are finalized and the Company is able to make good faith determinations of additional estimated costs and future cash expenditures associated with such actions, the Company intends to file amendments to the Current Report on Form 8-K, as required by Item 2.05 of Form 8-K, or report such costs or charges in its periodic reports, as appropriate.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2018, in connection with the personnel reorganization plan described above in Item 2.05 of this Form 8-K, the Company decided to eliminate the positions of Chief Medical Officer, held by Dr. William Shanahan, and Senior Vice President, Manufacturing, held by Patrick Murphy, effective April 15, 2018, and the position of Senior Vice President, Medical Sciences, held by Dr. Renee Martin, effective April 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2018	Anthera Pharmaceuticals, Inc.

	By:	/s/ J. Craig Thompson
J. Craig Thompson
President and Chief Executive Officer
(Principal Executive Officer)